Exhibit 99.16


                           FINANCIAL STATEMENTS NOTICE

The following financial statements will be included in a filing on or before February 14, 2008 under Rule 485(b) under the Securities Act of 1933:

Integrity Life Insurance Company Separate Account I:
     Report of Independent Registered Public Accounting Firm
     Statements of Assets and Liabilities as of December 31, 2006
     Statements of Operations for the Year Ended December 31, 2006
     Statements of Changes in Net Assets for the Years Ended December 31, 2006
       and 2005
     Notes to Financial Statements

     Stub-period financial statements through September 30, 2007


Integrity Life Insurance Company (Depositor):
     Report of Independent Registered Public Accounting Firm
     Balance Sheets (Statutory-Basis) as of December 31, 2006 and 2005 Statements of Operations (Statutory-Basis) for the Years Ended December 31, 2006 and 2005 Statements of Changes in Capital and Surplus
     (Statutory-Basis) for the Years Ended December 31, 2006 and 2005 Statements of Cash Flow (Statutory-Basis) for the Years Ended December 31, 2006 and 2005 Notes to Financial Statements (Statutory-Basis)

     Stub-period financial statements through September 30, 2007


The Western and Southern Life Insurance Company (Guarantor):
     Report of Independent Registered Public Accounting Firm
     Balance Sheets (Statutory-Basis) as of December 31, 2006 and 2005 Statements of Operations (Statutory-Basis) for the Years Ended December 31, 2006 and 2005 Statements of Changes in Capital and Surplus
     (Statutory-Basis) for the Years Ended December 31, 2006 and 2005 Statements of Cash Flow (Statutory-Basis) for the Years Ended December 31, 2006 and 2005 Notes to Financial Statements (Statutory-Basis)

     Stub-period financial statements through September 30, 2007